SMARTFINANCIAL APPROVES
REGULAR QUARTERLY DIVIDEND

KNOXVILLE, Tenn., April 24, 2020 – SmartFinancial, Inc. (“SmartFinancial”) (Nasdaq: SMBK), the parent company for SmartBank, announced today that its board of directors has approved a regular quarterly dividend.

On April 23, 2020, the board of directors of SmartFinancial declared a quarterly cash dividend of $0.05 per share of SmartFinancial common stock payable on May 25, 2020 to shareholders of record as of the close of business on May 8, 2020.

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the publicly-traded bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007 with 35 branches spanning East and Middle Tennessee, Alabama and the Florida Panhandle. Recruiting the best people, delivering exceptional client service, strategic branching, and a disciplined approach to lending have all contributed to the company’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Investor Contacts

Billy Carroll
President and Chief Executive Officer
SmartFinancial, Inc.
Email: billy.carroll@smartbank.com
Phone: 865.868.0613

Ron Gorczynski
Executive Vice President
Chief Financial Officer
SmartFinancial, Inc.
Email: ron.gorczynski@smartbank.com
Phone: 865.437.5724

Media Contact

Kelley Fowler
Senior Vice President
Public Relations/Marketing
SmartFinancial, Inc.
Email: kelley.fowler@smartbank.com
Phone: 865.868.0611